Exhibit 99.1

For Immediate Release

Danka Reports Fiscal Year 2006 Fourth Quarter and Year End Operating Results

ST. PETERSBURG, FLORIDA (June 7, 2006) – Danka Business Systems PLC (NASDAQ: DANKY) today reported fiscal year 2006 and fourth quarter results.

For the full year ended March 31, 2006:

•	Total revenue was $1.096 billion, down 6.1% over the prior year. 280 basis points of the decline was due to a negative movement in foreign exchange rates.

•	Margins were 31.9%, down 270 basis points from the prior year.

•	The Company’s SG&A was $361.0 million, down 17.7% from the prior year. For the year, the Company reported an operating loss of $24.7 million, versus a $116.1 million loss in fiscal year 2005.

•	On a non-operating basis, the Company incurred a $31.9 million loss in its first and second quarters from the sale of its Canada and Latin America operations, largely due to the non-cash write off of currency translation adjustments. Interest expense was $31.7 million for the year and restructuring charges were $12.5 million for the year. Based on the above, the Company’s net loss was $79.2 million for the year compared to a net loss of $133.1 million in fiscal year 2005.

•	Adjusted operating loss from continuing operations (excluding restructuring and impairment charges) was $12.2 million for the year, versus a $35.6 million loss in fiscal year 2005.

“Notwithstanding this loss, we experienced a number of improvements during the fiscal year in several areas of our business,” commented Danka Chief Financial Officer Ed Quibell. “For the year, retail equipment and related sales were up over the prior year. This is the first time we have seen an increase in this area in seven years. Additionally, our SG&A expense has declined by $77.8 million, or 17.7% over last year, reflecting the success we have had in our cost reduction initiatives. Finally, we significantly improved our Sarbanes-Oxley compliance status. The improvement in our internal controls and discipline has resulted in the number of material weaknesses being reduced from eleven to one and we were able to reduce the cost of our compliance program by over 50% year on year.”

For the fourth quarter:

•	Total revenue was $271.2 million, 4.5% lower than the prior year quarter, but up 2.2% sequentially. Retail equipment and related sales was $105.3 million for the quarter, down 4.6% from the prior year quarter, but up 5.1% sequentially. Retail service revenue was $122.3 million for the quarter, down 2.9% from the prior year quarter, but up 1.2% sequentially.

•	Consolidated gross margin for the fourth quarter was 29.3%, which was up from 27.4% in the prior year quarter, and down from 31.8% sequentially.

•	SG&A expenses were $88.3 million or 32.6% of revenue for the fourth quarter. These expenses were down 28.8%, or $35.7 million from the prior year quarter. The Company’s fourth quarter operating loss was $14.6 million versus a $127.3 million loss in the prior year fourth quarter.

•	Adjusted operating loss from continuing operations (excluding restructuring and impairment charges) was $9.7 million for the quarter, versus a $45.0 million loss for the prior year fourth quarter.

“We will be focusing much more attention on sales, marketing and customer service in the coming year”, said A.D. Frazier, Danka’s Chairman and Chief Executive Officer. “We have made major progress in the area of cost reduction during the year and while we have more to do, we will now focus on improving our margins and profitability. Danka’s economics are fundamentally different at the start of 2007 than they were a year ago. Because of this, we intend to rebuild, with emphasis on our core business in this fiscal year.”

As required by Section 404 of the Sarbanes Oxley Act, the Company will be disclosing that it has a material weakness in internal controls relating to its revenue and billing processes. The Company will report that due to its successful remediation efforts during the year, it no longer has material weaknesses in internal controls related to its information technology general controls, inventory and rental assets custody and tracking processes, its financial statement close processes and its income tax process.

Finally, the Company reported that its U.S. President and Chief Operating Officer, Michael Wedge, will be leaving the Company effective the end of June. “Michael played a prominent role in the Company’s Vision 21 success and in providing the back office foundation necessary to significantly improve the Company’s internal controls processes and we wish him all good fortune in the years ahead”, said Frazier. The sales and service functions previously reporting to Mr. Wedge will now report directly to the Company’s Chief Executive Officer.

Conference Call and Webcast

A conference call and Webcast to discuss Danka’s fourth quarter results has been scheduled for today, June 7, 2006, at 10:00a.m. EDT. To access the Webcast, please go to www.danka.com. To participate in the conference call, callers in the United States and Canada (and some United Kingdom callers) can dial 800-309-1555. Other international callers should dial 706-643-7754. Reference conference ID #1108518 when prompted. A recording of the call will be available approximately two hours after it’s completed through 12:00a.m. EDT on June 14, 2006. To access this recording, please call either 800-642-1687 or 706-645-9291 (conference ID #1108518), or visit Danka’s website.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, the company enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach will strengthen the company’s client relationships and expand its strategic value. For more information, visit Danka at www.danka.com.

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Contacts:    Danka Investor Relations – Cheley Howes, 727-622-2760

              Danka London – Paul G. Dumond, 44-207-605-0154

Certain statements contained herein, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions made by, and information currently available to us. The words “goal”, “anticipate”, “expect”, “believe”, “could”, “should”, “intend” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to successfully implement our cost restructuring plan to achieve and maintain cost savings; (iii) any material adverse change in financial markets, the economy or in our financial position; (iv) increased competition in our industry and the discounting of products by our competitors; (v) new competition as the result of evolving technology; (vi) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute new products, including digital products, color products, multi-function products and high-volume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (vii) any inability to arrange financing for our customers’ purchases of equipment from us; (viii) any inability to successfully enhance, unify and effectively utilize our management information systems; (ix) any inability to record and process key data due to ineffective implementation of business processes and policies; (x) any negative impact from the loss of a key vendor or customer; (xi) any negative impact from the loss of any of our senior or key management personnel; (xii) any change in economic conditions in domestic or international markets where we operate or have material investments which may affect demand for our products or services; (xiii) any negative impact from the international scope of our operations; (xiv) fluctuations in foreign currencies; (xv) any incurrence of tax liabilities or tax payments beyond our current expectations, which could adversely affect our liquidity; (xvi) any inability to comply with the financial or other covenants in our debt instruments; (xvii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by terrorist attacks, the related war on terrorism, and the fear of additional terrorist attacks; and (xviii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings, nor do we endorse any projections regarding future performance, which may be made by others outside our company.

United Kingdom Companies Act: The financial information contained in this announcement for the quarter and year ended March 31, 2006 is unaudited and does not constitute full statutory accounts within the meaning of Section 240 of the United Kingdom Companies Act 1985.

This press release contains information regarding adjusted operating earnings (loss) that is computed as operating earnings before restructuring and impairment charges, free cash flow that is computed as net cash provided by (used in) operating activities less capital expenditures and purchases of subsidiaries plus proceeds from the sale of property and equipment and subsidiaries and net debt that is computed as current maturities of long-term debt and notes payable plus long-term debt and notes payable less cash and cash equivalents. These measures are non-GAAP financial measures, defined as numerical measures of our financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP in our statement of operations, balance sheet or statement of cash flows. Pursuant to the requirements of Regulation G, we have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Although adjusted operating earnings (loss), free cash flow and net debt represent non-GAAP financial measures, we consider these measures to be key operating metrics of our business. We use these measures in our planning and budgeting processes, to monitor and evaluate our financial and operating results and to measure performance of our separate divisions. We also believe that adjusted operating earnings (loss), free cash flow and net debt are useful to investors because they provide an analysis of financial and operating results using the same measures that we use in evaluating the company. We expect that such measures provide investors with the means to evaluate our financial and operating results against other companies within our industry. We believe that these measures are meaningful to investors in evaluating our ability to meet our future debt service requirements and to fund our capital expenditures and working capital requirements. Our calculation of adjusted operating earnings (loss), free cash flow and net debt may not be consistent with the calculation of these measures by other companies in our industry. Adjusted operating earnings (loss), free cash flow and net debt are not measurements of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of our operating performance or cash flows from operating activities as a measure of liquidity or any other measures of performance derived in accordance with GAAP.

Danka is a registered trademark and Danka @ the Desktop and TechSource are trademarks of Danka Business Systems PLC. All other trademarks are the property of their respective owners.

Danka Business Systems PLC

Consolidated Statements of Operations for the Three Months Ended March 31, 2006 and 2005

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Three Months Ended
	March 31, 2006	March 31, 2005
Revenue:
Retail equipment and related sales	$105,298	$110,348
Retail service	122,313	125,950
Retail supplies and rentals	18,597	23,060
Wholesale	24,988	24,762

Total revenue	271,196	284,120

Cost of sales:
Retail equipment and related sales costs	76,456	79,830
Retail service costs	81,873	89,820
Retail supplies and rental costs, including depreciation on rental assets	12,652	16,268
Wholesale costs	20,702	20,246

Total cost of sales	191,683	206,164

Gross Profit	79,513	77,956

Operating expenses:
Selling, general and administrative expenses	88,346	124,081
Restructuring charges (credits)	4,924	11,437
Impairment charges	—	70,854
Other expense (income)	821	(1,149)

Total operating expenses	94,091	205,223

Operating earnings (loss) from continuing operations	(14,578)	(127,267)
Interest expense	(8,113)	(8,697)
Interest income	—	—

Earnings (loss) from continuing operations before income taxes	(22,691)	(135,964)
Provision for income taxes	(5)	(5,184)

Earnings (loss) from continuing operations	(22,686)	(130,780)

Earnings (loss) from discontinued operations, net of tax	18	(5,333)
Gain (loss) on sale of operations, net of tax	(268)	—

Net Earnings (loss)	$(22,936)	$(136,113)

Net earnings (loss) from continuing operations available to common shareholders
Net earnings (loss) from continuing operations	$(22,686)	$(130,780)
Dividends and accretion on participating shares	(5,521)	(5,190)

Net earnings (loss) from continuing operations available to common shareholders	$(28,207)	$(135,970)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(0.44)	$(2.14)
Net earnings (loss) from discontinued operations	(0.00)	(0.08)

Net earnings (loss)	$(0.44)	$(2.22)

Weighted average ADSs	64,130	63,519

Danka Business Systems PLC

Consolidated Statements of Operations for the Twelve Months Ended March 31, 2006 and 2005

(In thousands, except per American Depository Share (“ADS”) amounts)

(Unaudited)

	For the Twelve Months Ended
	March 31, 2006	March 31, 2005
Revenue:
Retail equipment and related sales	$422,986	$422,273
Retail service	498,820	557,022
Retail supplies and rentals	80,686	92,675
Wholesale	93,478	94,781

Total revenue	1,095,970	1,166,751

Cost of sales:
Retail equipment and related sales costs	296,322	282,330
Retail service costs	322,167	344,566
Retail supplies and rental costs, including depreciation on rental assets	51,031	57,823
Wholesale costs	77,214	78,123

Total cost of sales	746,734	762,842

Gross Profit	349,236	403,909

Operating expenses:
Selling, general and administrative expenses	360,972	438,798
Restructuring charges	12,502	9,691
Impairment charges	—	70,854
Other expense (income)	506	684

Total operating expenses	373,980	520,027

Operating earnings (loss) from continuing operations	(24,744)	(116,118)
Interest expense	(31,720)	(31,506)
Interest income	60	5

Earnings (loss) from continuing operations before income taxes	(56,404)	(147,619)
Provision for income taxes	(9,054)	(21,890)

Earnings (loss) from continuing operations	(47,350)	(125,729)

Earnings (loss) from discontinued operations, net of tax	(1,288)	(7,347)
Gain (loss) on sale of operations, net of tax	(30,590)	—

Net Earnings (loss)	$(79,228)	$(133,076)

Net earnings (loss) from continuing operations available to common shareholders
Net earnings (loss) from continuing operations	$(47,350)	$(125,729)
Dividends and accretion on participating shares	(21,635)	(20,298)

Net earnings (loss) from continuing operations available to common shareholders	$(68,985)	$(146,027)

Basic and diluted net earnings (loss) available to common shareholders per ADS:
Net earnings (loss) from continuing operations	$(1.08)	$(2.31)
Net earnings (loss) from discontinued operations	(0.50)	(0.12)

Net earnings (loss)	$(1.58)	$(2.43)

Weighted average ADSs	63,865	63,081

Danka Business Systems PLC

Consolidated Balance Sheets as of March 31, 2006 and 2005

(In Thousands)

	March 31, 2006	March 31, 2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$54,468	$76,969
Restricted cash	20,529	14,956
Accounts receivable, net of allowance for doubtful accounts	189,354	211,415
Inventories	79,967	91,029
Assets held for sale – discontinued operations	—	44,911
Prepaid expenses, deferred income taxes and other current assets	8,251	14,514

Total current assets	352,569	453,794
Equipment on operating leases, net	12,138	19,157
Property and equipment, net	37,098	49,225
Goodwill	206,174	213,531
Other intangible assets, net of accumulated amortization	1,861	2,406
Deferred income taxes	87	7,388
Other assets	18,865	23,525

Total assets	$628,792	$769,026

Liabilities and shareholders’ equity (deficit)

Current liabilities:
Current maturities of long-term debt and notes payable	$11,516	$2,308
Accounts payable	165,667	167,292
Accrued expenses and other current liabilities	93,644	121,932
Taxes payable	21,247	36,249
Liabilities held for sale – discontinued operations	—	16,461
Deferred revenue	33,027	37,772

Total current liabilities	325,101	382,014
Long-term debt and notes payable, less current maturities	238,081	239,406
Deferred income taxes and other long-term liabilities	51,929	64,387

Total liabilities	615,111	685,807

6.5% senior convertible participating shares	321,541	299,906
Shareholders’ equity (deficit):
Ordinary shares, 1.25 pence stated value	5,330	5,277
Additional paid-in capital	329,745	329,152
Accumulated deficit	(596,823)	(495,960)
Accumulated other comprehensive loss	(46,112)	(55,156)

Total shareholders’ equity (deficit)	(307,860)	(216,687)

Total liabilities and shareholders’ equity (deficit)	$628,792	$769,026

Danka Business Systems PLC

Consolidated Statements of Cash Flows for the Twelve Months Ended March 31, 2006 and 2005

(In Thousands)

(Unaudited)

	March 31, 2006	March 31, 2005
Operating activities:
Net earnings (loss)	$(79,228)	$(133,076)
Loss from discontinued operations	(31,878)	(7,347)

Earnings (loss) from continuing operations	(47,350)	(125,729)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	28,887	38,716
Deferred income taxes	(217)	(645)
Amortization of debt issuance costs	1,761	2,080
(Gain) loss on sale of property and equipment and equipment on operating leases	2,519	919
Proceeds from sale of equipment on operating leases	728	3,104
Impairment charges	—	70,854
Restructuring charges	12,502	9,691
Changes in net assets and liabilities:
Restricted cash	(5,573)	(5,123)
Accounts receivable, net	23,461	17,395
Inventories	11,063	(3,549)
Prepaid expenses and other current assets	5,842	969
Other non-current assets	8,200	(6,402)
Accounts payable	(1,625)	40,258
Accrued expenses and other current liabilities	(57,435)	(20,093)
Deferred revenue	(4,744)	(4,844)
Other long-term liabilities	(15,730)	(7,200)

Net cash (used in) provided by continuing operations	(37,711)	10,401
Net cash (used in) provided by discontinued operations	87	(5,385)

Net cash (used in) provided by operating activities	(37,624)	5,016

Investing activities:
Capital expenditures	(13,085)	(22,071)
Purchase of subsidiary, net of cash acquired	—	(2,110)
Proceeds from sale of discontinued operations, net of cash	16,924	209
Proceeds from the sale of property and equipment	233	443

Net cash provided by (used in) continuing investing activities	4,072	(23,529)
Net cash used in discontinued investing activities	(456)	(2,680)

Net cash provided by (used in) investing activities	3,616	(26,209)

Financing activities:
Borrowings (payments) under line of credit agreements, net	9,686	(1,129)
Net payments under capital lease arrangements	(2,205)	(1,277)
Restricted cash	—	(5,000)
Proceeds from stock options exercised	627	1,165

Net cash (used in) provided by continuing financing activities	8,108	(6,241)
Net cash used in discontinued financing activities	(99)	(361)

Net cash (used in) provided by financing activities	8,009	(6,602)

Effect of exchange rates	(2,693)	2,998

Net decrease in cash and cash equivalents	(28,692)	(24,797)
Cash and cash equivalents from continuing operations, beginning of period	76,969	102,021
Cash and cash equivalents from discontinued operations, beginning of period	6,191	5,936
Cash and cash equivalents from discontinued operations, end of period	—	(6,191)

Cash and cash equivalents from continuing operations, end of period	$54,468	$76,969

Danka Business Systems PLC

Adjusted operating earnings (loss) from continuing operations for the three and twelve months ended March 31, 2006 and 2005

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
Operating earnings (loss) from continuing operations	$(14,578)	$(127,267)	$(24,744)	$(116,118)
Restructuring charges	4,924	11,437	12,502	9,691
Impairment charges	—	70,854	—	70,854

Adjusted operating earnings from continuing operations	$(9,654)	$(44,976)	$(12,242)	$(35,573)

Danka Business Systems PLC

Free cash flow for the three and twelve months ended March 31, 2006 and 2005

(In Thousands)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2006	March 31, 2005	March 31, 2006	March 31, 2005
Net cash provided by continuing operations	$12,997	$20,218	$(37,711)	$10,401
Capital expenditures	(4,880)	(8,908)	(13,085)	(22,071)
Purchase of subsidiary	—	—	—	(2,110)
Proceeds from sale of subsidiary	—	—	16,924	209
Proceeds from the sale of property and equipment	25	130	233	443

Free cash flow	$8,142	$11,440	$(33,639)	$(13,128)

Danka Business Systems PLC

Net Debt as of March 31, 2006 and March 31, 2005

(In Thousands)

(Unaudited)

	March 31, 2006	March 31, 2005
Current maturities of long-term debt and notes payable	$11,516	$2,308
Long-term debt and notes payable	238,081	239,406
Less: Cash and cash equivalents and restricted cash	(74,997)	(91,925)

Net Debt	$174,600	$149,789